Filed Pursuant to Rule 424(b)(3)

Registration No. 333-176370

Prospectus Supplement No. 6

(to Prospectus dated August 17, 2011)

10,200,000 SHARES

CURRENCYSHARES® SWISS FRANC TRUST

This Prospectus Supplement No. 6 amends and supplements our prospectus dated August 17, 2011 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated September 14, 2011, Prospect Supplement No. 2 dated March 20, 2012, Prospectus Supplement No. 3 dated March 30, 2012, Prospectus Supplement No. 4 dated July 17, 2012, and Prospectus Supplement No. 5 dated July 20, 2012.

Under “Creation and Redemption of Shares,” the third sentence in the first full paragraph on page 26 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of January 25, 2013, Citadel Securities LLC, CitiGroup Global Markets, Inc., Deutsche Bank Securities Inc., EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc., RBC Capital Markets, SG Americas Securities, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus shall remain unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is January 25, 2013